UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 13, 2023

LUDUSON ENTERTAINMENT

LUDUSON G INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55930	82-3184409
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

(Address of principal executive offices)

(Registrant’s Telephone Number)      +852 2824 8560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	LDSN	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 8.01 OTHER EVENTS.

Further to the Company's completion of Reverse Takeover in the recent 8-K filing dated July 6, 2023, the Company is pleased to announce the Chairman’s recent trip to Malaysia with fruitful outcomings.

The Management fostered collaboration with the government of Penang, kick-starting the Due Diligence process on identifying the best-suited location for Glamourous Studio - a designated location for the setting up of a movie studio. As disclosed in the previous 10Q, the studio will need to facilitate both components, including a part for movie shooting as well as the opening for paid entrance to the public on non-shooting days. The discussions had progressed well, with regard to the assistance of the Penang government to jumpstart the Company’s movie operations in Malaysia. The Company is arranging to obtain all the necessary permits for preferential road closures and other permits for smooth operations upcoming.

In addition, the Company started negotiations with a major shareholder of a local Malaysian main board-listed trading group and a Singapore-Main Board listed real estate developer to identify a new developmental area to develop a Japan Animation Theme Park. The current short-listed area lies in a complex around the Butterworth region. At the same time, the Company is also in the midst of concluding the theme park license from a very famous Japan Animation Company.

The Company is anticipated to notify shareholders for further updates in the next 3 weeks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luduson G Inc.
Dated: July 13, 2023

	By:	/s/ Man Fai Cheng
Man Fai Cheng, CEO

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